Exhibit 24

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Mosca, Paul J. Malvasio and Peter A. Appel, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report of Risk Capital Holdings, Inc. on Form 10-K for the fiscal year ended December 31, 1997, including one or more amendments to such Form 10-K, which amendments may make such changes as such person deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his respective name.

      Signature                            Title                       Date
      ---------                            -----                       ----


 /s/ Mark D. Mosca               President and Chief Executive    March 17, 1998
-----------------------------    Officer and Director
Mark D. Mosca                    (Principal Executive Officer)


 /s/ Robert Clements             Chairman and Director            March 17, 1998
-----------------------------
Robert Clements


 /s/ Paul J. Malvasio            Managing Director, Chief         March 17, 1998
-----------------------------    Financial Officer and
Paul J. Malvasio                 Treasurer (Principal
                                 Financial Officer and
                                 Principal Accounting Officer)


 /s/ Michael P. Esposito, Jr.    Director                         March 17, 1998
-----------------------------
Michael P. Esposito, Jr.


 /s/ Lewis L. Glucksman          Director                         March 17, 1998
-----------------------------
Lewis L. Glucksman


 /s/ Ian R. Heap                 Director                         March 17, 1998
-----------------------------
Ian R. Heap


 /s/ Thomas V. A. Kelsey         Director                         March 17, 1998
-----------------------------
Thomas V. A. Kelsey


 /s/ Mark N. Williamson          Director                         March 17, 1998
-----------------------------
Mark N. Williamson


 /s/ Philip L. Wroughton      Director                         March 17, 1998
-----------------------------
Philip L. Wroughton